BY-LAWS

                                     OF

                            IMO INDUSTRIES INC.


                                ARTICLE I



                                OFFICES

     Section 1.1 The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 1.2 The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                               ARTICLE II

                                 SEAL

     Section 2.1 The corporate seal shall have inscribed thereon the name of the Corporation, and the words "Incorporated March 2, 1959 Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The Secretary may have duplicate seals made and deposited for use with such offices as the Board of Directors may designate.
     Section 2.2 It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation that the execution of such instrument be evidenced by the corporate seal. All documents, instruments, contracts and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers thereof shall be as effectual and binding on the Corporation without the corporate seal as if the execution of the same had been evidenced by affixing the corporate seal thereto.

                             ARTICLE III

                       MEETINGS OF STOCKHOLDERS

     Section 3.1 All meetings of the stockholders shall be held at such office or place, within or without the State of Delaware, as may be designated by the Board of Directors and as shall be specified in the notice of the meeting.
     Section 3.2 The annual meeting of the stockholders shall be held on such day of the year and at such place and time as shall be designated by the Board of Directors and specified in the notice of the annual meeting.
At the annual meeting the stockholders shall elect a Board of Directors by a plurality vote and by written ballot, and transact such other business as may properly be brought before the meeting.
     Section 3.3 The holders of a majority of the shares of stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the Restated Certificate of Incorporation or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting.
     Section 3.4 At each meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing executed by such stockholder or by his duly authorized attorney and submitted to the Secretary at or before such meeting, but no such proxy shall be voted or acted upon after three years from its date, unless proxy provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation; provided, however, that except where a date shall have been fixed as a record date for the determination of stockholders entitled to vote as provided in these By-Laws, no share of stock shall be voted at any election for directors which has been transferred on the books of the Corporation after the close of business on the day next preceding the day on which notice of such meeting is given.
The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot except that all elections of directors by the stockholders shall be by written ballot. When a quorum exists at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one for which, by express provision of statute or of the Restated Certificate of Incorporation or of these By-Laws, a different vote is required.
     Section 3.5 Written notice of the annual meeting shall be mailed to each stockholder entitled to vote thereat at such address as appears on the records of the corporation, not less than ten nor more than sixty days prior to the meeting.
     Section 3.6 Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board and shall be called by him or the Secretary at the request in writing of a majority of the Board of Directors then in office. Such request shall state the purpose or purposes of the proposed meeting.
     Section 3.7 Business transacted at all special meetings shall be confined to the objects stated in the notice thereof.
     Section 3.8 Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be mailed, postage prepaid, at least ten but not more than sixty days before such meeting, to each stockholder entitled to vote thereat at such address as appears on the records of the Corporation.
     Section 3.9 The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 3.9 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
     Section 3.10 In advance of any meeting of the stockholders, the Board of Directors may appoint judges of election, who need not be stockholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the chairman of any such meeting may make such appointment at the meeting. The number of judges shall be one or three. No person who is a candidate for office shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote and such other duties as may be prescribed by statute with fairness to all stockholders, and, if requested by the chairman of the meeting, shall make a written report of any matter determined by them and execute a certificate as to any fact found by them. If there be three judges of election, the decision, act or certificate of a majority shall be the decision, act or certificate of all.
     Section 3.11 Meetings of the stockholders shall not be conducted pursuant to Robert's Rules of Order and shall be conducted in such manner and by such practices and procedures as the Chairman of such meeting shall, in his discretion, deem to be fair and equitable.
     Section 3.12 Any stockholder who wishes to nominate an individual as a director of the Corporation must submit in writing to the Board of Directors, at least 45 days before the date of the meeting of stockholders for election of directors at which such nomination is proposed to be made, information concerning such candidate equivalent to the information contained in the Corporation's Proxy Statement concerning the Board of Directors' nominee; provided, however, that with respect only to the 1987 annual meeting of stockholders such information must be submitted at least ten days before the date of the 1987 annual meeting of stockholders.

                             ARTICLE IV

                             DIRECTORS

     Section 4.1 The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The specific number of directors shall be fixed from time to time exclusively by the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III, and each Class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. As of the adoption (in December
1986) of these By-Laws, five directors have been elected, of which one is a Class I Director with a term expiring at the 1987 annual meeting of stockholders, two are Class II Directors with terms expiring at the 1988 annual meeting of stockholders, and two are Class III Directors with terms expiring at the 1989 annual meeting of stockholders. At the 1987 annual meeting of stockholders, a Class I Director shall be elected for a three-year term. At each succeeding annual meeting of stockholders beginning in 1988, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. In case the Board of Directors shall change the number of directors, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which such director's term expires and until his or her successor shall be elected and qualified, subject, however, to such director's prior death, resignation, retirement, disqualification or removal from office.
     Section 4.2 Any vacancy in the Board of Directors which results from an increase in the number of directors may be filled by a majority of the directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and each director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such director's predecessor.
Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Corporation's Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes unless expressly provided by the terms thereof. The directors of the Corporation need not be stockholders.
     Section 4.3 The directors may hold their meetings and have one or more offices, and keep the books of the Corporation outside of Delaware or at such other offices of the Corporation or other places as they may from time to time determine.
     Section 4.4 Directors, in addition to expenses of attendance, shall be allowed such compensation as may be fixed from time to time by the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
     Section 4.5 In addition to the powers by these By-Laws expressly conferred upon it, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Restated Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.
     Section 4.6 directors may hold office until age 72. If any director will attain age 72 later than 18 months following April 1 in the year in which such director would stand for election or re-election, he may do so. If any director will attain age 72 earlier than 18 months following April 1 in the year in which such director would stand for election or re-election, he may not do so. Nevertheless, directors who are also employees of the Corporation or any of its subsidiaries shall be limited to remaining a director for a period of one year following termination of employment unless such employee-director was the Chief Executive Officer of the Corporation immediately preceding termination of employment, in which case only the age 72 limitation shall apply, as described herein. Nothing stated herein shall affect the right to otherwise disqualify or remove a director from office as stated in Section 4.1 hereof.

                               ARTICLE V

                              COMMITTEES

     Section 5.1 The Board of Directors shall designate an Executive Committee to consist of three or more directors to hold office at the pleasure of the Board and may fill vacancies in, or reconstitute the membership of, the Executive Committee. Meetings of the Executive Committee for any purpose or purposes may be called by the Chairman of the Board or the Chairman of the Executive Committee, and shall be called by either of them at the request in writing of at least two members of the Executive Committee, to be held in such place as shall be designated from time to time by the Chairman of the Board, the Chairman of the Executive Committee or such members of the Executive Committee and indicated in the notice of such meetings. At least twenty-four hours' notice of such meetings shall be given to each member of the Executive Committee either personally or by telegram or by telephone.
     The Executive Committee shall have full power to take all action which the Board of Directors has power to take, except as limited by Section 141 of the General Corporation Law of the State of Delaware. All obligations incurred by the Corporation pursuant to action of the Executive Committee shall be as valid and legally binding upon the Corporation as those incurred pursuant to the action of the Board of Directors. The Secretary or a member of the Executive Committee shall keep minutes of all its proceedings, all of which shall be reported as soon as practicable to the Board of Directors, but in no event later than the next meeting of the Board of Directors. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee and in his absence the Executive Committee shall select from its members a Chairman of each meeting. The presence of a majority of the members of the Executive Committee (but in no event less than two) shall be necessary to constitute a quorum for the transaction of business. A majority of the members of the Executive Committee shall be "Independent directors." Independent directors are directors who are not at the time employees of the Company. The Chairman of the Board shall at all times be a member, and may also be the Chairman of the Executive Committee.
     Section 5.2 The Board of Directors shall have an Audit Committee and a Compensation Committee composed of directors and having such purposes, powers and duties as the Board shall prescribe. The Executive, Audit and Compensation Committees are referred to as "Standing Committees." The Board of Directors may from time to time create such other committees of the Board composed of directors for such purposes and with such powers and duties as the Board shall prescribe. Such other committees are referred to as "Special Committees." A majority of all the members of any Standing Committee or Special Committee may take action on its behalf. The Chairman of any Standing or Special Committee (except as provided in paragraph 5.1 with respect to the Executive Committee) shall fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any such Standing or Special Committee at any time, to fill vacancies, and to discharge any such Standing or Special Committee, either with or without cause, at any time. The Board may delegate to a Standing or Special Committee the full power of the Board with respect to a particular matter.
     Section 5.3 Members of the Executive Committee and of any other Special or Standing Committee shall, in addition to expenses of attendance, be allowed such compensation as may be fixed from time to time by the Board of Directors.
     Section 5.4 The term of a Standing Committee shall be for one year unless otherwise prescribed by the Board.

                                ARTICLE VI

                          MEETINGS OF THE BOARD

     Section 6.1 The organization meeting of each newly elected Board of Directors may be held immediately following the stockholders meeting at which such directors were elected without the necessity of notice to such directors to constitute a legally convened meeting or at such time and place as may be fixed by a notice, or a waiver of notice, or a consent signed by all of such directors.
     Section 6.2 Regular meetings of the Board of Directors shall be held without call or notice at such time and place as shall from time to time be fixed by the Board.
     Section 6.3 Special meetings of the Board may be called by the Chairman of the Board on forty-eight hours' notice to each director, either personally or in writing by mail, or by telegram, or by telephone; special meetings shall be called by the Chairman of the Board or the Secretary in like manner and on like notice on the written request of three directors. Notice of special meetings of the Board shall state the time and place of the meeting but need not state the purpose thereof except as otherwise expressly provided in these By-Laws.
     Section 6.4 One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment which enables all persons participating in the meeting to hear one another, and such participation in a meeting shall constitute presence in person at the meeting.
     Section 6.5 At all meetings of the Board of Directors, the presence, in person or by telephonic or similar communications equipment, of a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a duly convened meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Restated Certificate of Incorporation or by these By-Laws. If a quorum shall not be present, in person or by telephonic or similar communications equipment, at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 6.6 Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or a committee thereof, as the case may be, consent thereto in writing, and such consent or consents is or are filed with the Secretary of the Corporation.

                               ARTICLE VII

                                OFFICERS

     Section 7.1 The officers of the Corporation shall be chosen by the directors and shall be a Chairman of the Board, a President, one or more Vice-Presidents, a Treasurer, a Secretary, and one or more Assistant Treasurers, and Assistant Secretaries. The Board of Directors may also choose such other officers as they may determine. Any number of offices may be held by the same person.
     Section 7.2 The Board of Directors, at its organizational meeting after each annual meeting of stockholders, shall choose a Chairman of the Board, a President, one or more Vice-Presidents, the Secretary, the Treasurer, and such other officers as they may determine, none of whom, except the Chairman of the Board, need be members of the Board. At such meeting, the Board of Directors shall also choose a Chairman of the Executive, Audit and Compensation Committees, respectively.
     Section 7.3 The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
     Section 7.4 The salary of the Chairman of the Board shall be fixed by the Board of Directors. The salaries of all officers of the Corporation may be fixed by the Board of Directors or the Board may authorize the Chairman of the Board to fix their salaries and report thereon to the Board.
     Section 7.5 The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors without prejudice to his contract rights. If the office of any officers or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.
     Section 7.6 In the case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer.

                            ARTICLE VIII

                     THE CHAIRMAN OF THE BOARD

     Section 8.1 The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors and shall be ex-officio a member of all Standing Committees. The Chairman of the Board shall be an officer of the Corporation.
     Section 8.2 In the absence of disability of the Chairman of the Board, the President shall perform the duties and exercise the powers of the Chairman of the Board.

                               ARTICLE IX

                             THE PRESIDENT

     Section 9.1 The President shall perform such duties and have such powers as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.
     Section 9.2 In the absence or disability of the President, a Vice-President designated by the Board of Directors or by the Chairman of the Board shall perform the duties and exercise the powers of the President.

                              ARTICLE X

                          VICE-PRESIDENTS

     Section 10.1 The Vice-Presidents shall respectively perform such duties and have such powers as may be assigned to each of them by the Board of Directors or by the Chairman of the Board.

                            ARTICLE XI

               THE SECRETARY AND ASSISTANT SECRETARIES

     Section 11.1 The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the Standing Committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation, and shall have authority to affix the same to any instrument requiring it.
     Section 11.2 The Assistant Secretaries, in the order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary.


                           ARTICLE XII

                THE TREASURER AND ASSISTANT TREASURERS

     Section 12.1 The Treasurer shall have the custody of the corporate funds and securities and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors.
     Section 12.2 The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board or by the Chairman of the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer.
     Section 12.3 The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in a sum, and with one or more sureties, satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation; but the Board of Directors may, if they see fit, dispense with such bond.
     Section 12.4 The Assistant Treasurers, in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer.

                            ARTICLE XIII

                          INDEMNIFICATION

     Section 13.1 Subject to the Section 13.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
     Section 13.2 Subject to Section 13.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     Section 13.3 Any indemnification under this Article XIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 13.1 or Section 13.2 of this Article XIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.
     Section 13.4 For purposes of any determination under Section 13.3 of this Article XIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 13.4 shall mean any other corporation or any partnership, joint venture, trust or other entity of which such person is or was serving at the request of the Corporation as a director, officer, or employee. The provisions of this Section 13.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections
13.1 or 13.2 of this Article XIII, as the case may be.
     Section 13.5 Notwithstanding any contrary determination in the specific case under Section 13.3 of this Article XIII, and notwithstanding the absence of any determination thereunder, any director, officer, or employee may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 13.1 or 13.2 of this Article XIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, or employee is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 13.1 or 13.2 of this Article XIII, as the case may be. Notice of any application for indemnification pursuant to this Section 13.5 shall be given to the Corporation promptly upon the filing of such application.
     Section 13.6 Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article XIII.
     Section 13.7 The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article XIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of, and advancement of expenses to, the persons specified in Sections 13.1 and 13.2 of this Article XIII shall be made to the fullest extent permitted by law. To this end, the provisions of this Article XIII shall be deemed to have been amended for the benefit of such persons effective immediately upon any modification of the General Corporation Law of Delaware which expands or enlarges the power or obligation of corporations organized under such Law to indemnify, or advance expenses to, such persons. The Corporation shall have authority to (i) deposit funds in trust or in escrow, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, or (iv) establish a letter of credit, guaranty or surety arrangement for the benefit of such persons in connection with the anticipated indemnification or advancement of expenses contemplated in this Article XIII. The provisions of this Article XIII shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in Sections 13.1 or 13.2 of this Article XIII but whom the Corporation has the power or obligation to indemnify, or to advance expenses for, under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification and advancement of expenses provided by, or granted pursuant to, this
Article XIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer and employee and shall inure to the benefit of the heirs, executors and administrators of such person. The undertaking of the Corporation to provide indemnification and advancement of expenses, which is provided by or granted pursuant to this Article XIII, shall constitute a contractual obligation between the Corporation and each director, officer and employee of the Corporation.
     Section 13.8 The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power of the obligation to indemnify him against such liability under the provisions of this Article XIII.
     Section 13.9 For purposes of this Article XIII, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article XIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
     Section 13.10 Notwithstanding any other provision of these By-Laws, the repeal of any amendment of this Article XIII which diminishes, impairs or otherwise adversely affects the rights to indemnification or advancement of expenses afforded to a director, officer or employee by, or granted pursuant to, this Article XIII shall be effective only with respect to acts or omissions occurring after the effective date of such repeal or amendment.
 The provisions of this Article XIII in effect immediately prior to such repeal or amendment shall be determinative as to the rights to indemnification and advancement of expenses afforded to such persons with respect to acts or omissions occurring at any time prior to such repeal or amendment.

                            ARTICLE XIV

                       CERTIFICATES OF STOCK

     Section 14.1 The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, the President or a Vice-President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Where a certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                           ARTICLE XV

                       TRANSFERS OF STOCK

     Section 15.1 Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

                         ARTICLE XVI

                     FIXING RECORD DATE

     Section 16.1 In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders or record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournments of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                           ARTICLE XVII

                     REGISTERED STOCKHOLDERS

     Section 17.1 The Corporation shall be entitled to treat the holder of record of any share of shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

                           ARTICLE XVIII

                         LOST CERTIFICATES

     Section 18.1 The Board of Directors may authorize the issue of a new certificate of stock in the place or any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, and the Board of Directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate and to furnish some proof of the loss, theft or destruction of such certificate as they shall deem proper and to comply with such other regulations as the Board shall from time to time fix including advertising such loss or destruction in such manner as the Board of Directors may require. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

                             ARTICLE XIX

                   INSPECTION OF BOOKS AND RECORDS

     Section 19.1 The directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the books and records of the Corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

                            ARTICLE XX

                              CHECKS

     Section 20.1 All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

                           ARTICLE XXI

                           FISCAL YEAR

     Section 21.1 The fiscal year of the Corporation shall be as determined by the Board of Directors.

                          ARTICLE XXII

                            DIVIDENDS

     Section 22.1 Dividends upon the capital stock of the Corporation, subject to the provisions of the Restated Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock.
     Section 22.2 Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation.

                          ARTICLE XXIII

                  DIRECTORS' ANNUAL STATEMENTS

     Section 23.1 The Board of Directors shall present at each annual meeting of the stockholders a full and clear statement of the business and affairs of the Corporation for the preceding year.

                          ARTICLE XXIV

                            NOTICES

     Section 24.1 Whenever under the provisions of these By-Laws notice is required to be given to any director, committee member, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given, in the case of stockholders, in writing, by mail, by depositing the same in the post office or letter-box, in a postpaid sealed wrapper, addressed to such stockholder, at such address as appears on the books of the Corporation, or, in default of other address, to such stockholder at the General Post Office in the City of Wilmington, Delaware, and in the case of directors, committee members and officers, by telephone, or by mail or by telegram to the last business address known to the Secretary of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed or telegraphed or telephoned.

                           ARTICLE XXV

                        WAIVER OF NOTICE

     Section 25.1 Whenever, under the provisions of these By-Laws or of any law, the stockholders, directors or committees are authorized to hold any meeting after notice or after a particular notice, or after the lapse of any prescribed period of time, such meeting may be held without notice or without said particular notice or without such lapse of time by the written waiver or waivers of notice and written consent or consents to act, signed by every person entitled to such notice, or entitled to be present at any such meeting or participate in any such action, whether signed before or after the time stated therein. Except as otherwise provided by law, attendance of a person at a meeting shall constitute a waiver of notice of such meeting.

                           ARTICLE XXVI

                            AMENDMENTS

     Section 26.1 These By-Laws may be amended or repealed and new By-Laws may be adopted by (a) the affirmative vote of a majority of the Board of Directors then in office, at any meeting of the Board of Directors or (b) the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the issued and outstanding shares of stock of the Corporation which are entitled to vote either (i) at the annual stockholders meeting or (ii) at any special stockholders meeting, provided, in the case of the annual or any special meeting of stockholders, a brief description of such proposed amendment or repeal and adoption of new By-Laws is contained in the notice of such annual or special stockholders meeting. Notwithstanding the foregoing, the repeal or any amendment of Article XIII shall be subject to the provisions of Section 13.10.




                      SECRETARIAL CERTIFICATE


      I, GEORGE SZWABIUK, DO HEREBY CERTIFY that I am the Assistant Secretary of Imo Industries Inc., a corporation organized under the laws of the State of Delaware, and as such have custody of the corporate records, including the minute books of the Corporation;

      I HEREBY FURTHER CERTIFY that on the 21st day of June, 1994, the Board of Directors of Imo Industries Inc. adopted the following resolution which is recorded in the minute books of the Corporation, is presently outstanding, and is in full force and effect:


     RESOLVED, that Section 8.1 of the Company's By-Laws be and hereby is amended and restated in its entirety as follows:

     Section 8.1 The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors.
The Chairman of the Board shall be an officer of the Corporation.


      IN WITNESS WHEREOF, I have hereunto set my hand and the seal of Imo Industries Inc. this 10th day of March, 1995.



                                    /s/ GEORGE SZWABIUK
                                    George Szwabiuk